UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

FLAGSTONE REINSURANCE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33364	98-0481623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Crawford House, 23 Church Street, Hamilton HM 11, Bermuda

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:  (441) 278-4300

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 8, 2007, Flagstone Reinsurance Holdings Limited (the “Company”) entered into an indenture (the “Indenture”) by and among its wholly owned indirect subsidiary,  Flagstone  Finance S.A., as Issuer (the “Issuer”), the Company, as Guarantor, and Wilmington Trust Company, as Trustee (the “Trustee”) relating to $50 million in aggregate principal value of Floating Rate Deferrable Interest Junior Subordinated Notes (the “Notes”) due 2037.

The Notes will mature on July 30, 2037.  The Notes bear interest at a variable rate per year, reset quarterly, equal to LIBOR (as defined in the Indenture) plus 3.00%.

The Notes may be redeemed in whole or in part on or after July 30, 2012 at the option of the Issuer at a redemption price equal to the principal amount of the notes being redeemed, plus accrued but unpaid interest to the redemption date.

The Indenture contains customary covenants relating to restrictions on the ability of the Issuer and the Company to consolidate, merge or convey or transfer substantially all of their assets. The Indenture also contains customary events of default.

The above description of the Indenture is not intended to be complete and is qualified in its entirety by the specific language in the Indenture, a copy of which is attached to this report as Exhibit 4.1, and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Reference is made to Item 1.01 and the description of the Notes and the Indenture contained therein, each of which is hereby incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

    (d) Exhibits:

Exhibit No.	Description
4.1	Indenture, dated as of June 8, 2007, between Flagstone Finance S.A., as Issuer, Flagstone Reinsurance Holdings Limited, as Guarantor, and Wilmington Trust Company, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 14, 2007	FLAGSTONE REINSURANCE HOLDINGS LIMITED

	By:	/s/ James O’Shaughnessy
Name: James O’Shaughnessy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of June 8, 2007, between Flagstone Finance S.A., as Issuer, Flagstone Reinsurance Holdings Limited, as Guarantor, and Wilmington Trust Company, as Trustee.